Exhibit 23(b)


                         Independent Auditors' Consent


The Board of Directors
Murphy Oil Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Shreveport, Louisiana
August 4, 1999